Exhibit 99.1

FOR IMMEDIATE RELEASE:
July 19, 2023

M&T BANK CORPORATION ANNOUNCES SECOND QUARTER RESULTS

BUFFALO, NEW YORK -- M&T Bank Corporation (“M&T”) (NYSE: MTB) today reported its results of operations for the quarter ended June 30, 2023.

GAAP Results of Operations. Diluted earnings per common share measured in accordance with generally accepted accounting principles (“GAAP”) were $5.05 in the second quarter of 2023, up from $1.08 in the year-earlier quarter and $4.01 in the first quarter of 2023. GAAP-basis net income was $867 million in the recent quarter, $218 million in the second quarter of 2022 and $702 million in the initial 2023 quarter. GAAP-basis net income expressed as an annualized rate of return on average assets and average common shareholders' equity increased to 1.70% and 14.27%, respectively, in the second quarter of 2023 from .42% and 3.21%, respectively, in the corresponding 2022 period and 1.40% and 11.74%, respectively, in the first quarter of 2023. Non-operating merger-related expenses associated with the April 1, 2022 acquisition of People's United Financial, Inc. ("People's United") totaled $465 million ($346 million after-tax effect, or $1.94 of diluted earnings per common share) in 2022's second quarter. No merger-related expenses were incurred in the first half of 2023.

In April 2023 M&T completed the divestiture of its Collective Investment Trust ("CIT") business to a private equity firm. The sale of this business resulted in a pre-tax gain of $225 million ($157 million after tax, or $0.94 of diluted earnings per common share) in the second quarter of 2023 results of operations.

Daryl N. Bible, Chief Financial Officer, commenting on M&T’s results noted, "The strong performance of our second quarter exemplifies the commitment of M&T to our operating principles and our purpose. Bolstered by the successful sale of the CIT business and healthy growth in commercial loans, we have further fortified our capital levels. Our dedication to our customers is evident through the resilience of our core deposit and funding levels. Moreover, our credit costs in the first half of 2023 were consistent with our long-term historical averages. As we move forward into the second half of 2023, our primary focus remains on serving the evolving needs of our diverse customer base by offering an extensive array of innovative products and services. I am proud of how our colleagues continue to care for our customers and make a difference in people’s lives and in our communities.”

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M&T BANK CORPORATION

Earnings Highlights

				Change 2Q23 vs.
($ in millions, except per share data)	2Q23	2Q22	1Q23	2Q22	1Q23

Net income	$867	$218	$702	299%	24%
Net income available to common shareholders ̶ diluted	$841	$192	$676	337%	24%
Diluted earnings per common share	$5.05	$1.08	$4.01	368%	26%
Annualized return on average assets	1.70%	.42%	1.40%
Annualized return on average common equity	14.27%	3.21%	11.74%

For the first six months of 2023, diluted earnings per common share rose 163% to $9.06 from $3.45 in the year-earlier period. GAAP-basis net income for the first half of 2023 increased to $1.57 billion from $580 million in the corresponding 2022 period. Expressed as an annualized rate of return on average assets and average common shareholders' equity, GAAP-basis net income in the six-month period ended June 30, 2023 was 1.55% and 13.02%, respectively, improved from .65% and 5.34%, respectively, in the similar 2022 period.

Supplemental Reporting of Non-GAAP Results of Operations. M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill and core deposit and other intangible asset balances, net of applicable deferred tax amounts) and expenses associated with merging acquired operations into M&T (when incurred), since such items are considered by management to be “nonoperating” in nature.

Merger-related expenses associated with the People's United acquisition in 2022 generally consisted of professional services, temporary help fees and other costs associated with actual or planned conversions of systems and/or integration of operations and the introduction of M&T to its new customers, costs related to terminations of existing contractual arrangements to purchase various services, severance, travel costs and, in the second quarter of 2022, an initial provision for credit losses of $242 million on loans not deemed to be purchased credit deteriorated ("PCD") on the April 1, 2022 acquisition date of People's United. Given the requirement under GAAP to recognize such losses above and beyond the impact of forecasted losses used in determining the fair value of acquired loans, M&T considers that initial provision to be a merger-related expense. Although "net operating income" as defined by M&T is not a GAAP measure, M&T's management believes that this information helps investors understand the effect of acquisition activity in reported results. The amounts of merger-related expenses in 2022 are presented in the tables that accompany this release. No merger-related expenses were incurred in the first half of 2023.

Diluted net operating earnings per common share were $5.12 in the second quarter of 2023, $3.10 in the year-earlier quarter and $4.09 in 2023's first quarter. Net operating income was $879 million in the recent quarter, up from $578 million in the second quarter of 2022 and $715 million in the initial 2023 quarter. Expressed as an annualized rate of return on average tangible assets and average tangible common shareholders' equity, net operating income was 1.80% and 22.73%, respectively, in the second quarter of 2023, compared with 1.16%

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and 14.41%, respectively, in the corresponding 2022 period and 1.49% and 19.00%, respectively, in the first quarter of 2023.

Diluted net operating earnings per common share in the first six months of 2023 were $9.21, improved from $5.88 in the similar 2022 period. Net operating income during the first half of 2023 was $1.59 billion, 67% higher than $954 million recorded in the six-month period ended June 30, 2022. Net operating income expressed as an annualized rate of return on average tangible assets and average tangible common shareholders' equity was 1.65% and 20.90%, respectively, in the initial six months of 2023, improved from 1.11% and 13.57%, respectively, in the similar 2022 period.

Taxable-equivalent Net Interest Income. Expressed on a taxable-equivalent basis, net interest income totaled $1.81 billion in the recent quarter, compared with $1.42 billion in the second quarter of 2022 and $1.83 billion in the initial 2023 quarter. The increase from the year-earlier quarter reflects a 90 basis point widening of the net interest margin to 3.91% in the second quarter of 2023, that was damped by higher levels of borrowings. The modestly lower taxable-equivalent net interest income in the recent quarter as compared with 2023's first quarter reflects a 13 basis point narrowing of the net interest margin and a $7.09 billion rise in interest-bearing liabilities, partially offset by a $1.87 billion increase in average earning assets and by one additional day of taxable-equivalent net interest income. The decreased net interest margin predominantly resulted from higher rates paid on interest-bearing deposits.

Taxable-equivalent Net Interest Income

				Change 2Q23 vs.
($ in millions)	2Q23	2Q22	1Q23	2Q22	1Q23

Average earning assets	$185,936	$189,755	$184,069	-2%	1%
Net interest income ̶ taxable-equivalent	$1,813	$1,422	$1,832	27%	-1%
Net interest margin	3.91%	3.01%	4.04%

Provision for Credit Losses/Asset Quality. M&T recorded a provision for credit losses of $150 million in the second quarter of 2023, compared with $302 million in the year-earlier quarter and $120 million in the first quarter of 2023. The decline in provision as compared with the 2022's second quarter is primarily due to the $242 million provision recorded in the year-earlier quarter for non-PCD loans obtained in the acquisition of People's United, partially offset by lower forecasted commercial real estate values and other loan growth. The increase in provision in the recent quarter compared with the first quarter of 2023 also reflects a decline in forecasted commercial real estate values. Net loan charge-offs were $127 million in the second quarter of 2023, $50 million in the second quarter of 2022 and $70 million in 2023’s first quarter. The higher level of charge-offs in recent quarter as compared with earlier quarters reflects higher charge-offs of commercial real estate loans including office and healthcare facilities. Net loan charge-offs expressed as an annualized percentage of average loans outstanding were .38% and .16% in the second quarters of 2023 and 2022, respectively, compared with .22% in the initial 2023 quarter.

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M&T BANK CORPORATION

Nonaccrual loans were $2.44 billion or 1.83% of loans outstanding at June 30, 2023, compared with $2.56 billion or 1.92% at March 31, 2023 and $2.63 billion or 2.05% at June 30, 2022. The balance of nonaccrual loans at the end of the recent quarter as compared with March 31, 2023 and June 30, 2022 reflects lower levels of hospitality-related loans. Assets taken in foreclosure of defaulted loans were $43 million at June 30, 2023, $29 million at June 30, 2022 and $45 million at March 31, 2023.

Allowance for Credit Losses. For purposes of determining the adequacy of the allowance for credit losses M&T regularly performs comprehensive analyses of its loan portfolios and assesses forecasted economic conditions. As a result of those procedures and reflecting the impact of loan growth, the allowance for credit losses totaled $2.00 billion or 1.50% of loans outstanding at June 30, 2023, compared with $1.82 billion or 1.42% of loans outstanding at June 30, 2022 and $1.98 billion or 1.49% at March 31, 2023. The acquisition of People’s United loans and leases resulted in a $341 million increase in the allowance for credit losses as of April 1, 2022, including $99 million related to PCD loans and $242 million related to non-PCD loans. Including the impact of the acquisition, M&T’s allowance for credit losses was $1.81 billion on April 1, 2022, or 1.42% of then outstanding loans.

Asset Quality Metrics
				Change 2Q23 vs.
($ in millions)	2Q23	2Q22	1Q23	2Q22	1Q23

At end of quarter
Nonaccrual loans	$2,435	$2,633	$2,557	-7%	-5%
Real estate and other foreclosed assets	$43	$29	$44	49%	-4%
Total nonperforming assets	$2,478	$2,662	$2,601	-7%	-5%
Accruing loans past due 90 days or more (1)	$380	$524	$407	-27%	-7%
Nonaccrual loans as % of loans outstanding	1.83%	2.05%	1.92%

Allowance for credit losses	$1,998	$1,824	$1,975	10%	1%
Allowance for credit losses as % of loans outstanding	1.50%	1.42%	1.49%

For the period
Provision for credit losses	$150	$302	$120	-50%	25%
Net charge-offs (2)	127	$50	$70	156%	80%
Net charge-offs as % of average loans (annualized)	.38%	.16%	.22%

(1)
Predominantly government-guaranteed residential real estate loans.
(2)
For the quarter-ended June 30, 2022, net charge-offs and related data do not reflect $33 million of charge-offs related to PCD acquired loans.

Noninterest Income and Expense. Noninterest income totaled $803 million in the second quarter of 2023, improved from $571 million in the year-earlier quarter. The increase in the recent quarter is predominantly due to a $225 million gain on the sale of the CIT business, a rise in mortgage banking revenues of $24 million reflecting higher gains on sale of residential mortgages and favorable trading and non-hedging derivative gains. Those increases were partially offset by an $18 million decline in trust income reflecting the sale of the CIT business and a $9 million decrease in insurance revenues predominantly due to the sale of M&T Insurance Agency in 2022's fourth quarter. Noninterest income was $587 million in 2023’s first quarter. The comparative increase in the recent quarter was driven by the gain recorded on the sale of the CIT business in the second

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quarter of 2023, a $22 million increase in mortgage banking revenues resulting largely from the bulk purchase of residential mortgage loan servicing rights at the end of the first quarter of 2023, higher service charges on deposit accounts and favorable trading and non-hedging derivative gains, partially offset by lower trust income of $21 million, reflecting the sale of the CIT business, and a $20 million distribution from Bayview Lending Group LLC received in the first quarter of 2023.

Noninterest Income

				Change 2Q23 vs.
($ in millions)	2Q23	2Q22	1Q23	2Q22	1Q23

Mortgage banking revenues	$107	$83	$85	29%	26%
Service charges on deposit accounts	119	124	113	-4%	5%
Trust income	172	190	194	-9%	-11%
Brokerage services income	25	24	24	4%	5%
Trading account and non-hedging derivative gains	17	2	12	631%	44%
Gain (loss) on bank investment securities	1	—	—	—	—
Other revenues from operations	362	148	159	145%	127%
Total	$803	$571	$587	41%	37%

Noninterest expense aggregated $1.29 billion in the second quarter of 2023, down from $1.40 billion in the similar quarter of 2022 and $1.36 billion in the first quarter of 2023. Excluding expenses considered to be nonoperating in nature, such as amortization of core deposit and other intangible assets and merger-related expenses, noninterest operating expenses were $1.28 billion in the recent quarter, $1.16 billion in the second quarter of 2022 and $1.34 billion in 2023’s initial quarter. The higher level of operating expenses in the recent quarter as compared with the year-earlier quarter reflects increased salaries and employee benefits expense, resulting from higher staffing levels and annual merit increases, and increases in outside data processing and software costs, expenses related to the bulk purchase of residential mortgage loan servicing rights and check fraud losses. Those higher costs were partially offset by a decline in professional services expenses reflecting lower sub-advisory fees as a result of the sale of the CIT business. The decline of operating expenses in the recent quarter as compared with the first quarter of 2023 reflects a decrease in salaries and employee benefits expense, predominantly due to seasonal stock compensation and employee benefits expenses recorded in the first quarter of 2023, partially offset by higher average staffing levels and the full quarter impact of merit increases. In addition, a decline in professional services expenses in the recent quarter, reflecting lower sub-advisory fees as a result of the sale of the CIT business, was partially offset by an increase in expenses related to the bulk purchase of residential mortgage loan servicing rights.

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M&T BANK CORPORATION

Noninterest Expense

				Change 2Q23 vs.
($ in millions)	2Q23	2Q22	1Q23	2Q22	1Q23

Salaries and employee benefits	$738	$776	$808	-5%	-9%
Equipment and net occupancy	129	125	127	3%	1%
Outside data processing and software	106	94	106	13%	1%
FDIC assessments	28	22	30	24%	-6%
Advertising and marketing	28	21	31	37%	-9%
Printing, postage and supplies	14	16	14	-9%	—
Amortization of core deposit and other intangible assets	15	18	17	-19%	-13%
Other costs of operations	235	331	226	-29%	4%
Total	$1,293	$1,403	$1,359	-8%	-5%

The efficiency ratio, or noninterest operating expenses divided by the sum of taxable-equivalent net interest income and noninterest income (exclusive of gains and losses from bank investment securities), measures the relationship of operating expenses to revenues. M&T's efficiency ratio was 48.9% in the second quarter of 2023, 58.3% in the year-earlier quarter and 55.5% in the first quarter of 2023.

Balance Sheet. M&T had total assets of $207.7 billion at June 30, 2023, compared with $204.0 billion and $203.0 billion at June 30, 2022 and March 31, 2023, respectively. Loans and leases, net of unearned discount, were $133.3 billion at June 30, 2023, compared with $128.5 billion at June 30, 2022 and $132.9 billion at March 31, 2023. The higher balance of loans and leases at June 30, 2023 as compared with June 30, 2022 and March 31, 2023 predominantly reflects higher outstanding balances of commercial loans, partially offset by lower commercial real estate loans. Total deposits were $162.1 billion at the recent quarter-end and $159.1 billion at March 31, 2023, compared with $170.4 billion at June 30, 2022. The increase in deposits in the recent quarter as compared with March 31, 2023 reflects an increase in time deposits and savings and interest-checking deposits, partially offset by a decline in noninterest-bearing deposits. The lower deposit levels at June 30, 2023 as compared with the June 30, 2022 reflect lower noninterest-bearing deposits and savings and interest-checking deposits, partially offset by higher time deposits as customers shifted funds to higher yielding deposit products.

Total shareholders' equity was $25.8 billion or 12.42% of total assets at June 30, 2023, $25.8 billion or 12.64% at June 30, 2022 and $25.4 billion or 12.50% at March 31, 2023. Common shareholders' equity was $23.8 billion, or $143.41 per share, at June 30, 2023, compared with $23.8 billion, or $135.16 per share, a year earlier and $23.4 billion, or $140.88 per share, at March 31, 2023. Tangible equity per common share was $91.58 at June 30, 2023, $85.78 at June 30, 2022 and $88.81 at March 31, 2023. In the calculation of tangible equity per common share, common shareholders' equity is reduced by the carrying values of goodwill and core deposit and other intangible assets, net of applicable deferred tax balances. M&T estimates that the ratio of Common Equity Tier 1 to risk-weighted assets under regulatory capital rules was approximately 10.58% at June 30, 2023, compared with 10.16% three months earlier.

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M&T BANK CORPORATION

M&T repurchased 3,505,946 shares at an average cost per share of $171.14 resulting in a total cost of $600 million in 2022's second quarter and 3,838,157 shares at an average cost per share of $154.76 resulting in a total cost, including the share repurchase excise tax, of $600 million in the first quarter of 2023. There were no share repurchases in the second quarter of 2023.

Conference Call. Investors will have an opportunity to listen to M&T's conference call to discuss second quarter financial results today at 8:00 a.m. Eastern Time. Those wishing to participate in the call may dial (800) 225-9448. International participants, using any applicable international calling codes, may dial (203) 518-9708. Callers should reference M&T Bank Corporation or the conference ID #MTBQ223. The conference call will be webcast live through M&T's website at https://ir.mtb.com/events-presentations. A replay of the call will be available through Wednesday July 26, 2023 by calling (800) 839-5642, or (402) 220-2564 for international participants. No conference ID or passcode is required. The event will also be archived and available by 3:00 p.m. today on M&T's website at https://ir.mtb.com/events-presentations.

About M&T. M&T is a financial holding company headquartered in Buffalo, New York. M&T's principal banking subsidiary, M&T Bank, provides banking products and services in 12 states across the eastern U.S. from Maine to Virginia and Washington, D.C. Trust-related services are provided in select markets in the U.S. and abroad by M&T's Wilmington Trust-affiliated companies and by M&T Bank. For more information on M&T Bank, visit www.mtb.com.

Forward-Looking Statements. This news release and related conference call may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the rules and regulations of the SEC. Any statement that does not describe historical or current facts is a forward-looking statement, including statements based on current expectations, estimates and projections about M&T's business, management's beliefs and assumptions made by management.

Statements regarding the potential effects of events or factors specific to M&T and/or the financial industry as a whole, as well as national and global events generally, including economic conditions, on M&T's business, financial condition, liquidity and results of operations may constitute forward-looking statements. Such statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond M&T's control.

Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," or "potential," by future conditional verbs such as "will," "would," "should," "could," or "may," or by variations of such words or by similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("Future Factors") which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

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M&T BANK CORPORATION

Examples of Future Factors include: the impact of M&T's acquisition of People's United (as described in the next paragraph); events and developments in the financial services industry, including legislation, regulations and other governmental actions as well as business conditions affecting the industry and/or M&T and its subsidiaries, individually or collectively; economic conditions, including inflation and market volatility; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; regulatory supervision and oversight, including monetary policy and capital requirements; domestic or international political developments and other geopolitical events, including international conflicts; governmental and public policy changes, including tax policy; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board, regulatory agencies or legislation; increasing price, product and service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products and services; containing costs and expenses; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries' future businesses; and material differences in the actual financial results of merger, acquisition, divestment and investment activities compared with M&T's initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

In addition, Future Factors related to the acquisition of People's United include, among others: the possibility that the anticipated benefits of the transaction will not be realized when expected or at all; potential adverse reactions or changes to business, customer or employee relationships; M&T's success in executing its business plans and strategies and managing the risks involved in the foregoing; the results and costs of integration efforts; the business, economic and political conditions in the markets in which M&T and its subsidiaries operate; the outcome of any legal proceedings that may be instituted against M&T or its subsidiaries; and other factors related to the acquisition that may affect future results of M&T.

These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, as noted, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.

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M&T BANK CORPORATION

M&T provides further detail regarding these risks and uncertainties in its Form 10-K for the year ended December 31, 2022, including in the Risk Factors section of such report, as well as in other SEC filings. Forward-looking statements speak only as of the date made, and M&T does not assume any duty and does not undertake to update forward-looking statements.

INVESTOR CONTACT:	Brian Klock
(716) 842-5138

MEDIA CONTACT:	Maya Dillon
(646) 735-1958

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M&T BANK CORPORATION

Financial Highlights

	Three months ended			Six months ended
	June 30			June 30
Amounts in thousands, except per share	2023	2022	Change	2023	2022	Change
Performance
Net income	$867,034	217,522	299%	$1,568,658	579,696	171%
Net income available to common shareholders	840,524	192,236	337%	1,516,052	531,916	185%
Per common share:
Basic earnings	$5.07	1.08	369%	$9.09	3.47	162%
Diluted earnings	5.05	1.08	368%	9.06	3.45	163%
Cash dividends	$1.30	1.20	8%	$2.60	2.40	8%
Common shares outstanding:
Average - diluted (1)	166,320	178,277	-7%	167,359	153,981	9%
Period end (2)	165,894	175,969	-6%	165,894	175,969	-6%
Return on (annualized):
Average total assets	1.70%	.42%		1.55%	.65%
Average common shareholders' equity	14.27%	3.21%		13.02%	5.34%
Taxable-equivalent net interest income	$1,813,015	1,422,443	27%	$3,644,741	2,329,851	56%
Yield on average earning assets	5.46%	3.12%		5.31%	2.96%
Cost of interest-bearing liabilities	2.43%	.20%		2.15%	.18%
Net interest spread	3.03%	2.92%		3.16%	2.78%
Contribution of interest-free funds	.88%	.09%		.81%	.08%
Net interest margin	3.91%	3.01%		3.97%	2.86%
Net charge-offs to average total net loans (annualized)	.38%	.16%		.30%	.10%
Net operating results (3)
Net operating income	$878,661	577,622	52%	$1,593,596	953,621	67%
Diluted net operating earnings per common share	5.12	3.10	65%	9.21	5.88	57%
Return on (annualized):
Average tangible assets	1.80%	1.16%		1.65%	1.11%
Average tangible common equity	22.73%	14.41%		20.90%	13.57%
Efficiency ratio	48.9%	58.3%		52.0%	61.1%

	At June 30
Loan quality	2023	2022	Change
Nonaccrual loans	$2,435,581	2,633,005	-7%
Real estate and other foreclosed assets	42,720	28,692	49%
Total nonperforming assets	$2,478,301	2,661,697	-7%
Accruing loans past due 90 days or more (4)	$380,079	523,662	-27%
Government guaranteed loans included in totals above:
Nonaccrual loans	$39,846	46,937	-15%
Accruing loans past due 90 days or more	294,184	467,834	-37%
Nonaccrual loans to total net loans	1.83%	2.05%
Allowance for credit losses to total loans	1.50%	1.42%

(1) Includes common stock equivalents.

(2) Includes common stock issuable under deferred compensation plans.

(3) Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 17.

(4) Predominantly residential real estate loans.

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M&T BANK CORPORATION

Financial Highlights, Five Quarter Trend

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Amounts in thousands, except per share	2023	2023	2022	2022	2022
Performance
Net income	$867,034	701,624	765,371	646,596	217,522
Net income available to common shareholders	840,524	675,511	739,126	620,554	192,236
Per common share:
Basic earnings	$5.07	4.03	4.32	3.55	1.08
Diluted earnings	5.05	4.01	4.29	3.53	1.08
Cash dividends	$1.30	1.30	1.20	1.20	1.20
Common shares outstanding:
Average - diluted (1)	166,320	168,410	172,149	175,682	178,277
Period end (2)	165,894	165,865	169,285	172,900	175,969
Return on (annualized):
Average total assets	1.70%	1.40%	1.53%	1.28%	.42%
Average common shareholders' equity	14.27%	11.74%	12.59%	10.43%	3.21%
Taxable-equivalent net interest income	$1,813,015	1,831,726	1,840,759	1,690,518	1,422,443
Yield on average earning assets	5.46%	5.16%	4.60%	3.90%	3.12%
Cost of interest-bearing liabilities	2.43%	1.86%	.98%	.41%	.20%
Net interest spread	3.03%	3.30%	3.62%	3.49%	2.92%
Contribution of interest-free funds	.88%	.74%	.44%	.19%	.09%
Net interest margin	3.91%	4.04%	4.06%	3.68%	3.01%
Net charge-offs to average total net loans (annualized)	.38%	.22%	.12%	.20%	.16%
Net operating results (3)
Net operating income	$878,661	714,935	812,359	700,030	577,622
Diluted net operating earnings per common share	5.12	4.09	4.57	3.83	3.10
Return on (annualized):
Average tangible assets	1.80%	1.49%	1.70%	1.44%	1.16%
Average tangible common equity	22.73%	19.00%	21.29%	17.89%	14.41%
Efficiency ratio	48.9%	55.5%	53.3%	53.6%	58.3%

	June 30,	March 31,	December 31,	September 30,	June 30,
Loan quality	2023	2023	2022	2022	2022
Nonaccrual loans	$2,435,581	2,556,799	2,438,435	2,429,326	2,633,005
Real estate and other foreclosed assets	42,720	44,567	41,375	37,031	28,692
Total nonperforming assets	$2,478,301	2,601,366	2,479,810	2,466,357	2,661,697
Accruing loans past due 90 days or more (4)	$380,079	407,457	491,018	476,503	523,662
Government guaranteed loans included in totals above:
Nonaccrual loans	$39,846	42,102	43,536	44,797	46,937
Accruing loans past due 90 days or more	294,184	306,049	363,409	423,371	467,834
Nonaccrual loans to total net loans	1.83%	1.92%	1.85%	1.89%	2.05%
Allowance for credit losses to total loans	1.50%	1.49%	1.46%	1.46%	1.42%

(1) Includes common stock equivalents.

(2) Includes common stock issuable under deferred compensation plans.

(3) Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 18.

(4) Predominantly residential real estate loans.

12-12-12-12-12

M&T BANK CORPORATION

Condensed Consolidated Statement of Income

	Three months ended			Six months ended
	June 30			June 30
Dollars in thousands	2023	2022	Change	2023	2022	Change
Interest income	$2,515,625	1,465,142	72%	$4,842,610	2,393,398	102%
Interest expense	716,496	53,425	—	1,225,217	77,507	—
Net interest income	1,799,129	1,411,717	27	3,617,393	2,315,891	56
Provision for credit losses	150,000	302,000	-50	270,000	312,000	-13
Net interest income after provision for credit losses	1,649,129	1,109,717	49	3,347,393	2,003,891	67
Other income
Mortgage banking revenues	107,112	82,926	29	192,097	192,074	—
Service charges on deposit accounts	118,697	124,170	-4	232,243	225,677	3
Trust income	172,463	190,084	-9	366,265	359,297	2
Brokerage services income	25,126	24,138	4	49,167	44,328	11
Trading account and non-hedging derivative gains	16,754	2,293	631	28,429	7,662	271
Gain (loss) on bank investment securities	1,004	(62)	—	588	(805)	—
Other revenues from operations	362,015	147,551	145	521,515	283,754	84
Total other income	803,171	571,100	41	1,390,304	1,111,987	25
Other expense
Salaries and employee benefits	737,665	776,201	-5	1,545,607	1,353,721	14
Equipment and net occupancy	128,689	124,655	3	255,593	210,467	21
Outside data processing and software	106,438	93,820	13	212,218	173,539	22
FDIC assessments	27,932	22,585	24	57,690	38,161	51
Advertising and marketing	28,353	20,635	37	59,416	36,659	62
Printing, postage and supplies	14,199	15,570	-9	28,382	25,720	10
Amortization of core deposit and other intangible assets	14,945	18,384	-19	32,153	19,640	64
Other costs of operations	234,338	331,304	-29	460,730	504,988	-9
Total other expense	1,292,559	1,403,154	-8	2,651,789	2,362,895	12
Income before income taxes	1,159,741	277,663	318	2,085,908	752,983	177
Applicable income taxes	292,707	60,141	387	517,250	173,287	198
Net income	$867,034	217,522	299%	$1,568,658	579,696	171%

13-13-13-13-13

M&T BANK CORPORATION

Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Dollars in thousands	2023	2023	2022	2022	2022
Interest income	$2,515,625	2,326,985	2,072,209	1,781,513	1,465,142
Interest expense	716,496	508,721	244,835	102,822	53,425
Net interest income	1,799,129	1,818,264	1,827,374	1,678,691	1,411,717
Provision for credit losses	150,000	120,000	90,000	115,000	302,000
Net interest income after provision for credit losses	1,649,129	1,698,264	1,737,374	1,563,691	1,109,717
Other income
Mortgage banking revenues	107,112	84,985	81,521	83,041	82,926
Service charges on deposit accounts	118,697	113,546	105,714	115,213	124,170
Trust income	172,463	193,802	194,843	186,577	190,084
Brokerage services income	25,126	24,041	22,463	21,086	24,138
Trading account and non-hedging derivative gains	16,754	11,675	14,043	5,081	2,293
Gain (loss) on bank investment securities	1,004	(416)	(3,773)	(1,108)	(62)
Other revenues from operations	362,015	159,500	266,726	153,189	147,551
Total other income	803,171	587,133	681,537	563,079	571,100
Other expense
Salaries and employee benefits	737,665	807,942	697,276	736,354	776,201
Equipment and net occupancy	128,689	126,904	136,732	127,117	124,655
Outside data processing and software	106,438	105,780	107,886	95,068	93,820
FDIC assessments	27,932	29,758	24,008	28,105	22,585
Advertising and marketing	28,353	31,063	32,691	21,398	20,635
Printing, postage and supplies	14,199	14,183	15,082	14,768	15,570
Amortization of core deposit and other intangible assets	14,945	17,208	17,600	18,384	18,384
Other costs of operations	234,338	226,392	377,013	238,059	331,304
Total other expense	1,292,559	1,359,230	1,408,288	1,279,253	1,403,154
Income before income taxes	1,159,741	926,167	1,010,623	847,517	277,663
Applicable income taxes	292,707	224,543	245,252	200,921	60,141
Net income	$867,034	701,624	765,371	646,596	217,522

14-14-14-14-14

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet

	June 30
Dollars in thousands	2023	2022	Change
ASSETS
Cash and due from banks	$1,848,386	1,688,274	9%
Interest-bearing deposits at banks	27,106,899	33,437,454	-19
Federal funds sold and agreements to resell securities	—	250,250	-100
Trading account	137,240	133,855	3
Investment securities	27,916,455	22,801,717	22
Loans and leases:
Commercial, financial, etc.	44,683,549	39,108,676	14
Real estate - commercial	44,648,711	46,795,139	-5
Real estate - consumer	23,762,217	22,767,107	4
Consumer	20,249,252	19,815,198	2
Total loans and leases, net of unearned discount	133,343,729	128,486,120	4
Less: allowance for credit losses	1,998,366	1,823,790	10
Net loans and leases	131,345,363	126,662,330	4
Goodwill	8,465,089	8,501,357	—
Core deposit and other intangible assets	177,221	245,358	-28
Other assets	10,675,076	10,312,294	4
Total assets	$207,671,729	204,032,889	2%

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$54,937,913	72,375,515	-24%
Interest-bearing deposits	107,120,467	97,982,881	9
Total deposits	162,058,380	170,358,396	-5
Short-term borrowings	7,907,884	1,119,321	606
Accrued interest and other liabilities	4,487,894	3,743,278	20
Long-term borrowings	7,416,638	3,017,363	146
Total liabilities	181,870,796	178,238,358	2
Shareholders' equity:
Preferred	2,010,600	2,010,600	—
Common	23,790,333	23,783,931	—
Total shareholders' equity	25,800,933	25,794,531	—
Total liabilities and shareholders' equity	$207,671,729	204,032,889	2%

15-15-15-15-15

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet, Five Quarter Trend

	June 30,	March 31,	December 31,	September 30,	June 30,
Dollars in thousands	2023	2023	2022	2022	2022
ASSETS
Cash and due from banks	$1,848,386	1,817,740	1,517,244	2,255,810	1,688,274
Interest-bearing deposits at banks	27,106,899	22,306,425	24,958,719	25,391,528	33,437,454
Federal funds sold and agreements to resell securities	—	—	3,000	—	250,250
Trading account	137,240	165,216	117,847	129,672	133,855
Investment securities	27,916,455	28,443,209	25,210,871	24,603,765	22,801,717
Loans and leases:
Commercial, financial, etc.	44,683,549	43,758,361	41,850,566	38,807,949	39,108,676
Real estate - commercial	44,648,711	45,072,541	45,364,571	46,138,665	46,795,139
Real estate - consumer	23,762,217	23,789,945	23,755,947	23,074,280	22,767,107
Consumer	20,249,252	20,316,845	20,593,079	20,204,693	19,815,198
Total loans and leases, net of unearned discount	133,343,729	132,937,692	131,564,163	128,225,587	128,486,120
Less: allowance for credit losses	1,998,366	1,975,110	1,925,331	1,875,591	1,823,790
Net loans and leases	131,345,363	130,962,582	129,638,832	126,349,996	126,662,330
Goodwill	8,465,089	8,490,089	8,490,089	8,501,357	8,501,357
Core deposit and other intangible assets	177,221	192,166	209,374	226,974	245,358
Other assets	10,675,076	10,578,980	10,583,865	10,496,377	10,312,294
Total assets	$207,671,729	202,956,407	200,729,841	197,955,479	204,032,889

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$54,937,913	59,955,033	65,501,860	73,023,271	72,375,515
Interest-bearing deposits	107,120,467	99,120,207	98,013,008	90,822,117	97,982,881
Total deposits	162,058,380	159,075,240	163,514,868	163,845,388	170,358,396
Short-term borrowings	7,907,884	6,995,302	3,554,951	917,806	1,119,321
Accrued interest and other liabilities	4,487,894	4,045,804	4,377,495	4,476,456	3,743,278
Long-term borrowings	7,416,638	7,462,890	3,964,537	3,459,336	3,017,363
Total liabilities	181,870,796	177,579,236	175,411,851	172,698,986	178,238,358
Shareholders' equity:
Preferred	2,010,600	2,010,600	2,010,600	2,010,600	2,010,600
Common	23,790,333	23,366,571	23,307,390	23,245,893	23,783,931
Total shareholders' equity	25,800,933	25,377,171	25,317,990	25,256,493	25,794,531
Total liabilities and shareholders' equity	$207,671,729	202,956,407	200,729,841	197,955,479	204,032,889

16-16-16-16-16

M&T BANK CORPORATION

Condensed Consolidated Average Balance Sheet and Annualized Taxable-equivalent Rates

	Three months ended						Change in balance		Six months ended
	June 30,		June 30,		March 31,		June 30, 2023 from		June 30				Change
Dollars in millions	2023		2022		2023		June 30,	March 31,	2023		2022		in
	Balance	Rate	Balance	Rate	Balance	Rate	2022	2023	Balance	Rate	Balance	Rate	balance
ASSETS
Interest-bearing deposits at banks	$23,617	5.14%	39,386	.82%	24,312	4.64%	-40%	-3%	$23,963	4.89%	39,041	.51%	-39%
Federal funds sold and agreements to resell securities	—	5.53	250	.41	—	4.89	-100	125	—	5.34	126	.41	-100
Trading account	151	2.66	136	.59	123	2.32	10	22	136	2.50	92	.85	48
Investment securities	28,623	3.09	22,384	2.55	27,622	3.00	28	4	28,126	3.04	15,095	2.42	86
Loans and leases, net of unearned discount
Commercial, financial, etc.	44,531	6.79	37,818	3.96	42,428	6.46	18	5	43,486	6.63	30,602	3.83	42
Real estate - commercial	44,944	6.25	47,227	3.87	45,327	5.82	-5	-1	45,134	6.03	41,126	3.86	10
Real estate - consumer	23,781	4.10	22,761	3.64	23,770	3.96	4	—	23,775	4.03	19,334	3.60	23
Consumer	20,289	5.88	19,793	4.26	20,487	5.67	3	-1	20,388	5.77	18,915	4.25	8
Total loans and leases, net	133,545	6.02	127,599	3.94	132,012	5.70	5	1	132,783	5.87	109,977	3.90	21
Total earning assets	185,936	5.46	189,755	3.12	184,069	5.16	-2	1	185,008	5.31	164,331	2.96	13
Goodwill	8,473		8,501		8,490		—	—	8,482		6,560		29
Core deposit and other intangible assets	185		254		201		-27	-8	192		130		49
Other assets	9,782		10,355		9,839		-6	-1	9,810		9,393		4
Total assets	$204,376		208,865		202,599		-2%	1%	$203,492		180,414		13%

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Savings and interest-checking deposits	$87,210	1.69	95,149	.12	88,053	1.28	-8%	-1%	$87,629	1.49	81,285	.09	8%
Time deposits	16,009	3.77	5,480	.09	11,630	3.11	192	38	13,832	3.49	4,071	.13	240
Total interest-bearing deposits	103,219	2.02	100,629	.12	99,683	1.49	3	4	101,461	1.76	85,356	.09	19
Short-term borrowings	7,539	5.11	1,126	1.22	4,994	4.69	570	51	6,273	4.94	594	1.16	957
Long-term borrowings	7,516	5.43	3,282	2.55	6,511	5.27	129	15	7,017	5.36	3,362	2.21	109
Total interest-bearing liabilities	118,274	2.43	105,037	.20	111,188	1.86	13	6	114,751	2.15	89,312	.18	28
Noninterest-bearing deposits	56,180		74,054		61,854		-24	-9	59,001		66,141		-11
Other liabilities	4,237		3,684		4,180		15	1	4,208		2,946		43
Total liabilities	178,691		182,775		177,222		-2	1	177,960		158,399		12
Shareholders' equity	25,685		26,090		25,377		-2	1	25,532		22,015		16
Total liabilities and shareholders' equity	$204,376		208,865		202,599		-2%	1%	$203,492		180,414		13%

Net interest spread		3.03		2.92		3.30				3.16		2.78
Contribution of interest-free funds		.88		.09		.74				.81		.08
Net interest margin		3.91%		3.01%		4.04%				3.97%		2.86%

17-17-17-17-17

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures

	Three months ended		Six months ended
	June 30		June 30
	2023	2022	2023	2022
Income statement data
In thousands, except per share
Net income
Net income	$867,034	217,522	1,568,658	579,696
Amortization of core deposit and other intangible assets (1)	11,627	14,138	24,938	15,071
Merger-related expenses (1)	—	345,962	—	358,854
Net operating income	$878,661	577,622	1,593,596	953,621

Earnings per common share
Diluted earnings per common share	$5.05	1.08	9.06	3.45
Amortization of core deposit and other intangible assets (1)	.07	.08	.15	.10
Merger-related expenses (1)	—	1.94	—	2.33
Diluted net operating earnings per common share	$5.12	3.10	9.21	5.88

Other expense
Other expense	$1,292,559	1,403,154	2,651,789	2,362,895
Amortization of core deposit and other intangible assets	(14,945)	(18,384)	(32,153)	(19,640)
Merger-related expenses	—	(222,809)	—	(240,181)
Noninterest operating expense	$1,277,614	1,161,961	2,619,636	2,103,074
Merger-related expenses
Salaries and employee benefits	$—	85,299	—	85,386
Equipment and net occupancy	—	502	—	2,309
Outside data processing and software	—	716	—	968
Advertising and marketing	—	1,199	—	1,827
Printing, postage and supplies	—	2,460	—	3,182
Other costs of operations	—	132,633	—	146,509
Other expense	—	222,809	—	240,181
Provision for credit losses	—	242,000	—	242,000
Total	$—	464,809	—	482,181
Efficiency ratio
Noninterest operating expense (numerator)	$1,277,614	1,161,961	2,619,636	2,103,074
Taxable-equivalent net interest income	$1,813,015	1,422,443	3,644,741	2,329,851
Other income	803,171	571,100	1,390,304	1,111,987
Less: Gain (loss) on bank investment securities	1,004	(62)	588	(805)
Denominator	$2,615,182	1,993,605	5,034,457	3,442,643
Efficiency ratio	48.9%	58.3%	52.0%	61.1%
Balance sheet data
In millions
Average assets
Average assets	$204,376	208,865	203,492	180,414
Goodwill	(8,473)	(8,501)	(8,482)	(6,560)
Core deposit and other intangible assets	(185)	(254)	(192)	(130)
Deferred taxes	46	60	47	31
Average tangible assets	$195,764	200,170	194,865	173,755
Average common equity
Average total equity	$25,685	26,090	25,532	22,015
Preferred stock	(2,011)	(2,011)	(2,011)	(1,881)
Average common equity	23,674	24,079	23,521	20,134
Goodwill	(8,473)	(8,501)	(8,482)	(6,560)
Core deposit and other intangible assets	(185)	(254)	(192)	(130)
Deferred taxes	46	60	47	31
Average tangible common equity	$15,062	15,384	$14,894	13,475
At end of quarter
Total assets
Total assets	$207,672	204,033
Goodwill	(8,465)	(8,501)
Core deposit and other intangible assets	(177)	(245)
Deferred taxes	44	57
Total tangible assets	$199,074	195,344
Total common equity
Total equity	$25,801	25,795
Preferred stock	(2,011)	(2,011)
Common equity	23,790	23,784
Goodwill	(8,465)	(8,501)
Core deposit and other intangible assets	(177)	(245)
Deferred taxes	44	57
Total tangible common equity	$15,192	15,095

(1) After any related tax effect.

18-18-18-18-18

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022
Income statement data
In thousands, except per share
Net income
Net income	$867,034	701,624	765,371	646,596	217,522
Amortization of core deposit and other intangible assets (1)	11,627	13,311	13,559	14,141	14,138
Merger-related expenses (1)	—	—	33,429	39,293	345,962
Net operating income	$878,661	714,935	812,359	700,030	577,622

Earnings per common share
Diluted earnings per common share	$5.05	4.01	4.29	3.53	1.08
Amortization of core deposit and other intangible assets (1)	.07	.08	.08	.08	.08
Merger-related expenses (1)	—	—	.20	.22	1.94
Diluted net operating earnings per common share	$5.12	4.09	4.57	3.83	3.10

Other expense
Other expense	$1,292,559	1,359,230	1,408,288	1,279,253	1,403,154
Amortization of core deposit and other intangible assets	(14,945)	(17,208)	(17,600)	(18,384)	(18,384)
Merger-related expenses	—	—	(45,113)	(53,027)	(222,809)
Noninterest operating expense	$1,277,614	1,342,022	1,345,575	1,207,842	1,161,961
Merger-related expenses
Salaries and employee benefits	$—	—	3,670	13,094	85,299
Equipment and net occupancy	—	—	2,294	2,106	502
Outside data processing and software	—	—	2,193	2,277	716
Advertising and marketing	—	—	5,258	2,177	1,199
Printing, postage and supplies	—	—	2,953	651	2,460
Other costs of operations	—	—	28,745	32,722	132,633
Other expense	—	—	45,113	53,027	222,809
Provision for credit losses	—	—	—	—	242,000
Total	$—	—	45,113	53,027	464,809
Efficiency ratio
Noninterest operating expense (numerator)	$1,277,614	1,342,022	1,345,575	1,207,842	1,161,961
Taxable-equivalent net interest income	$1,813,015	1,831,726	1,840,759	1,690,518	1,422,443
Other income	803,171	587,133	681,537	563,079	571,100
Less: Gain (loss) on bank investment securities	1,004	(416)	(3,773)	(1,108)	(62)
Denominator	$2,615,182	2,419,275	2,526,069	2,254,705	1,993,605
Efficiency ratio	48.9%	55.5%	53.3%	53.6%	58.3%
Balance sheet data
In millions
Average assets
Average assets	$204,376	202,599	198,592	201,131	208,865
Goodwill	(8,473)	(8,490)	(8,494)	(8,501)	(8,501)
Core deposit and other intangible assets	(185)	(201)	(218)	(236)	(254)
Deferred taxes	46	49	54	56	60
Average tangible assets	$195,764	193,957	189,934	192,450	200,170
Average common equity
Average total equity	$25,685	25,377	25,346	25,665	26,090
Preferred stock	(2,011)	(2,011)	(2,011)	(2,011)	(2,011)
Average common equity	23,674	23,366	23,335	23,654	24,079
Goodwill	(8,473)	(8,490)	(8,494)	(8,501)	(8,501)
Core deposit and other intangible assets	(185)	(201)	(218)	(236)	(254)
Deferred taxes	46	49	54	56	60
Average tangible common equity	$15,062	14,724	14,677	14,973	15,384
At end of quarter
Total assets
Total assets	$207,672	202,956	200,730	197,955	204,033
Goodwill	(8,465)	(8,490)	(8,490)	(8,501)	(8,501)
Core deposit and other intangible assets	(177)	(192)	(209)	(227)	(245)
Deferred taxes	44	47	51	54	57
Total tangible assets	$199,074	194,321	192,082	189,281	195,344
Total common equity
Total equity	$25,801	25,377	25,318	25,256	25,795
Preferred stock	(2,011)	(2,011)	(2,011)	(2,011)	(2,011)
Common equity	23,790	23,366	23,307	23,245	23,784
Goodwill	(8,465)	(8,490)	(8,490)	(8,501)	(8,501)
Core deposit and other intangible assets	(177)	(192)	(209)	(227)	(245)
Deferred taxes	44	47	51	54	57
Total tangible common equity	$15,192	14,731	14,659	14,571	15,095

(1) After any related tax effect.